Exhibit 99.1

Cognition Therapeutics Reports Year End 2024 Financial Results and Provides Business Update

Positive Results with Zervimesine (CT1812) in Phase 2 SHIMMER Dementia with Lewy Bodies (DLB)

Phase 2 SHINE Data Show Dramatic Slowing of Cognitive Decline with Zervimesine in a Key Pre-specified Alzheimer’s Disease Subgroup

2025 Objective: Advance Zervimesine into Late-stage Trials for DLB and Alzheimer’s Disease

Management will Review Results at 8:00 a.m. ET on Live Webcast and Conference Call

Purchase, NY – March 20, 2025 – Cognition Therapeutics, Inc. (Nasdaq: CGTX), a clinical stage company developing product candidates that treat neurodegenerative disorders, (the “Company” or “Cognition”), today reported financial results for the fourth quarter and full year ended December 31, 2024, and provided a business update.

Data readouts in 2024 from the Company’s Phase 2 studies in mild-to-moderate Alzheimer’s disease and dementia with Lewy bodies (DLB) support the potential of zervimesine (also CT1812) in these patient populations. The Company reprioritized its clinical focus in 2025, concluding enrollment in the Phase 2 dry AMD clinical study in order to devote resources to support the planned registrational programs for Alzheimer’s and DLB, and extend the cash runway into the fourth quarter of 2025.

Next steps for zervimesine include end-of-Phase 2 meetings with the U.S. Food and Drug Administration (FDA) to align on plans for Phase 3 clinical protocols for both indications. The company plans to request separate end-of-Phase 2 meetings for Alzheimer’s disease and DLB. That process is expected to start in early second quarter of 2025. The FDA typically responds to a request within two weeks.

Lisa Ricciardi, Cognition’s president and CEO, added, “Zervimesine delivered positive clinical data during 2024 from two key Phase 2 studies: the SHIMMER study in DLB and the SHINE study in Alzheimer’s disease. These results show the value that zervimesine holds as we advance towards Phase 3 clinical trials. Looking ahead, we will meet with the FDA on plans to start Phase 3 studies in Alzheimer’s disease and DLB. In parallel, we are actively evaluating options to fund our clinical trials, including potential partnering opportunities with pharmaceutical companies.”

2024 Corporate and Clinical Highlights:

•	Phase 2 results from SHIMMER study in DLB showed strong clinical results – up to 91% slowing compared to placebo – across measures of behavior, function, cognition and movement after 6 months of zervimesine treatment.

o	Results shared in an archived webcast available on the IR webpage or directly by visiting https://lifescievents.com/event/cogrx/.

o	Results were also presented in January 2025 at the International Lewy Body Dementia Conference (ILBDC) by study director, James E Galvin, MD, MPH, director of the Comprehensive Center for Brain Health at the University of Miami Miller School of Medicine.

•	Results from Phase 2 SHINE study in Alzheimer’s disease showed a near-total preservation of cognition (via ADAS-Cog11 and MMSE scales) in a population of zervimesine-treated Alzheimer’s patients who had lower p-tau217 levels.

o	Results of this analysis were presented at the Clinical Trials on Alzheimer’s Disease (CTAD) conference by principal investigator, Michael Woodward, MD, associate professor, head of dementia research at Austin Health in Melbourne, Australia.

•	Reported a positive outcome of a masked analysis, referred to as a “futility analysis,” of the Phase 2 MAGNIFY study of zervimesine in patients with geographic atrophy secondary to dry age-related macular degeneration (dry AMD). Along with published preclinical results, this supports the utility of zervimesine in the treatment of dry AMD.

•	Developed a novel chemical process for the manufacture of zervimesine as part of the Company’s Phase 3 readiness plan. Provisional patent applications covering this chemical process have been filed.

•	Published six manuscripts in 2024, including final clinical results from the COG0105 SNAP study, which evaluated oligomer displacement following a single dose of zervimesine; and the COG0202 SEQUEL study, which measured the impact of zervimesine treatment on synaptic activity through quantitative EEG.

•	Conducted 12 presentations in 2024 at six scientific and medical congresses including a podium presentation of results from the Phase 2 COG0201 SHINE of zervimesine in mild-to-moderate Alzheimer’s patients at the Clinical Trials on Alzheimer’s Disease (CTAD) meeting.

Recent Events

In January 2025, we made the strategic decision to voluntarily conclude the Phase 2 MAGNIFY (COG2201) study to focus resources on our ongoing programs in Alzheimer’s and DLB. The early conclusion of MAGNIFY was not the result of any safety concerns. This pipeline prioritization has resulted in cost savings that are expected to extend the company’s cash runway.

2024 Financial Results

Cash and cash equivalents as of December 31, 2024, were approximately $25.0 million, and total obligated grant funds remaining from the NIA were $50.0 million.

Research and development expenses were $41.7 million for the year ended December 31, 2024, compared to $37.2 million for 2023. The increase was primarily related to higher costs associated with activities underway to complete two Phase 2 trials.

General and administrative expenses were $12.3 million for the year ended December 31, 2024, compared to $13.5 million for 2023. The decrease was primarily related to lower equity-based compensation and professional fees, partially offset by higher employee compensation and benefits.

The Company reported a net loss of $34.0 million, or $(0.86) per basic and diluted share for the year ended December 31, 2024, compared to a net loss of $25.8 million, or $(0.86) per basic and diluted share for 2023.

Conference Call Information

Management will host a conference call and live webcast to discuss Cognition’s financial results today at 8:00 a.m. ET. To participate in the conference call, dial (877) 704-4453 (U.S.) or (201) 389-0920 (international) and provide conference ID number 13751938. Alternatively, you may connect to the live webcast via this link: https://viavid.webcasts.com/starthere.jsp?ei=1709298&tp_key=d22af20c47 or by visiting the Investor Relations page of the Cognition website at www.cogrx.com. An archived webcast recording will be available approximately one hour after the conclusion of the live call.

About Cognition Therapeutics, Inc.

Cognition Therapeutics, Inc., is a clinical-stage biopharmaceutical company discovering and developing innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system and retina. We currently are investigating our lead candidate, zervimesine (CT1812), in clinical programs in dementia with Lewy bodies (DLB) and Alzheimer’s disease, including the ongoing START study (NCT05531656) in early Alzheimer’s disease. We believe zervimesine and our pipeline of σ-2 receptor modulators can regulate pathways that are impaired in these diseases that are functionally distinct from other approaches for the treatment of degenerative diseases. More about Cognition Therapeutics and our pipeline can be found at https://cogrx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release or made during the conference call, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to statements related to our cash runway; our clinical studies of zervimesine (CT1812) and any analyses of the results therefrom; any expected or implied clinical benefits of zervimesine; the expectation that initial clinical results observed with zervimesine will be replicated in later trials; and our clinical development plans, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impacts of global political changes and global economic conditions, supply chain and labor force; our ability to maintain our listing on the Nasdaq Capital Market; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities & Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

(in thousands, except share and per share data amounts)	For the Year Ended December 31,
Consolidated Statements of O perations Data:	2024	2023
Operating Expenses:
Research and development	$41,676	$37,196
General and administrative	12,290	13,528
Total operating expenses	53,966	50,724
Loss from operations	(53,966)	(50,724)
Other income (expense):
Grant income	19,549	24,805
Other income, net	666	158
Interest expense	(25)	(27)
Loss on currency translation from liquidation of subsidiary	(195)	—
Total other income, net	19,995	24,936
Net loss	$(33,971)	$(25,788)
Foreign currency translation adjustment, including reclassifications	195	4
Total comprehensive loss	$(33,776)	$(25,784)
Net loss per share:
Basic	$(0.86)	$(0.86)
Diluted	$(0.86)	$(0.86)
Weighted-average common shares outstanding:
Basic	39,730,148	30,029,087
Diluted	39,730,148	30,029,087

	As of
(in thousands)	December 31, 2024	December 31, 2023
Consolidated Balance Sheet Data:
Cash and cash equivalents	$25,009	$29,922
Total assets	30,234	35,163
Total liabilities	11,484	10,689
Accumulated deficit	(175,160)	(141,189)
Total stockholders’ equity	18,750	24,474

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Casey McDonald (media) Tiberend Strategic Advisors, Inc. cmcdonald@tiberend.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com